Exhibit 10.2

J.C. FLOWERS & CO. LLC

717 FIFTH AVENUE, 26TH FLOOR

NEW YORK, NEW YORK 10022

March 23, 2010

Jon Corzine

c/o Perkins Coie LLP

131 S. Dearborn Street, Suite 1700

Chicago, IL 60603-5559

Attn: James R. Cruger

Dear Mr. Corzine:

This letter (this “Agreement”) will confirm the terms and conditions of the engagement of Jon Corzine (“you”) as an Operating Partner of J.C. Flowers & Co. LLC (“JCF”). Your Term (as defined below) with JCF shall begin as of March 23, 2010. You will be based in New York.

Services:

As an Operating Partner, you will provide such services to JCF and its affiliates and make such time commitments to JCF and its affiliates, in each case as may be agreed from time to time between you and JCF. In such capacity, you shall be acting solely as an advisor to JCF. Nothing in this Agreement shall be construed to establish an employer-employee relationship between JCF and you or to obligate you to present JCF or its affiliates with any business or investment opportunities.

Term:

The term of the engagement under this Agreement shall commence on March 23, 2010 and will continue until the date of delivery by either party to the other party of a written notice of termination hereof for any reason (the “Term”).

Upon the termination of your engagement with JCF for any reason, you agree to resign, as of the date of such termination, to the extent applicable, from the Board of Directors (and any committees thereof) (or its equivalent) of any portfolio companies or other entities with respect to which you serve in such capacity as a representative of, or designee of, JCF or its affiliates. The parties agree that you are not serving on the Board of Directors of MF Global Holdings Ltd (“MF Global”) as a representative or designee of JCF and that nothing in this Agreement will require you to resign from the Board of Directors of MF Global upon termination of your engagement with JCF.

Jon Corzine

March 23, 2010

Carried Interest:

You or your family investment vehicle will be admitted effective as of the date hereof as a limited partner (with status of an Operating Partner) of each of J.C. Flowers Fund III SLP L.P. (the “Fund III ILP”), the investment limited partner of J.C. Flowers III L.P. (“Fund III”) and, if formed, JCF Global Partners ILP L.P. (the “Global Partners ILP”), the investment limited partner of JCF Global Partners L.P. (“Global Partners Fund”). Your carry percentage shall be 3.5% with respect to portfolio investments and co-investments made during the Term by any of Fund III, the Global Partners Fund (if formed) and all related parallel funds, alternative investment structures and co-investment vehicles. For the avoidance of any doubt, you will also be admitted to any alternative investments structures of the Fund III ILP and the Global Partners ILP (if formed) formed in connection with portfolio investments and co-investments made during the Term by any of Fund III, the Global Partners Fund (if formed) and all related parallel funds, alternative investment structures and co-investment vehicles.

If you play a major role in originating and/or monitoring and managing an investment for JCF, you may be granted an additional carry percentage related thereto, in an amount to be mutually agreed with JCF at the time.

You acknowledge that a percentage of distributions in respect of your carry percentage that may be held back by the Fund III ILP and, as applicable, the Global Partners ILP; provided, that the holdback percentage applicable to you shall not exceed the holdback percentage generally applicable to managing directors of JCF.

You shall be entitled to transfer all or a portion of your (or any family member’s) existing funded and unfunded capital commitment to Fund III to the Fund III ILP, in which event such transferred capital commitment shall not be subject to any management fees or carried interest.

JCF hereby agrees that you will not be required to agree to contractual covenants that limit your ability to (i) acquire, or assist, advise or encourage any person in acquiring or seeking to acquire, any company, business or assets of which you have knowledge, or which at the end of the Term, was then or had been the subject of a potential investment by JCF or any of its affiliates or (ii) contact any member of the management of any company or any of its affiliates for any purpose involving substantive discussions concerning the business of JCF or its affiliates or such company unless, in each case (x) you have specifically requested or have specifically agreed to receive confidential information relating to such company, business or asset and (y) such information was not requested or received in connection with the performance of your duties on behalf of MF Global.

Duties to MF Global:

It is understood and agreed that you will serve as an officer and/or director of MF Global and, in that capacity, you will be subject to confidentiality and fiduciary duties to MF Global and its stockholders, as well as the contractual provisions of your employment agreement with MF Global, and that your obligations under this Agreement will be subject to those other duties. It is further understood and agreed that, in serving as an officer and/or director of MF Global, you are doing so on a substantially full-time basis and are not doing so as a representative or a designee of JCF or any of its affiliates.

Jon Corzine

March 23, 2010

During the Term, if you cease to serve as an officer of MF Global, you and JCF shall discuss in good faith your expected time commitment and annual salary and benefits.

In connection with the execution of final documents for the Fund III ILP, you and JCF will mutually agree on a post-termination restrictive covenant with terms mutually acceptable to you and JCF, pursuant to which you will agree to refrain, during the Term and for a period of 12 months thereafter, without JCF’s prior consent, from acting as an employee, advisor, consultant or any similar role to any firm, corporation or entity (other than MF Global and/or its subsidiaries) where your responsibilities consist primarily of the sourcing, negotiation, consummation, monitoring or exit of private equity investments in financial services firms on behalf of one or more private equity funds or one or more managed accounts advised by a private equity firm or the private equity division of any firm, corporation or entity; provided that you will not be bound by such restrictive covenant (i) to the extent that it conflicts with your duties to, or role with, MF Global and its subsidiaries or (ii) in the event that your services hereunder are terminated without cause or you terminate such services for good reason (both to be defined in the final documents for the Fund III ILP) or (iii) in connection with any employment, advisory, consulting or similar role with a financial services institution or other corporation or entity in the financial services industry that, as part of its business, sponsors private equity funds, so long as you do not spend a majority of your business time and attention with such institution, corporation or entity on the sourcing, negotiation, consummation, monitoring or exit of private equity investments in financial services firms on behalf of any such private equity fund or managed account advised by the private equity division of such institution, corporation or entity.

Confidentiality:

We agree to cooperate with you and MF Global in establishing reasonable procedures to protect confidential information.

Miscellaneous:

For the avoidance of doubt, you will not be an employee or agent of, nor have any capacity to conclude contracts for JCF, nor hold yourself out as a partner of JCF. The terms of this Agreement may not be altered or changed except pursuant to a written amendment signed by both parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Please confirm your acceptance of this offer to me in writing by March 26, 2010 by countersigning this letter. Such written acceptance shall be deemed to constitute a representation by you that your acceptance of this offer and the performance of your duties as Operating Partner will not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which you are a party or otherwise bound.

JCF may withhold from any amounts payable pursuant to the terms of this offer letter any taxes as may be required to be withheld pursuant to any applicable law or regulation.

Jon Corzine

March 23, 2010

If you have any questions concerning this offer please do not hesitate to call me at 212-404-6801 or Sally Rocker at 212-404-6804.

Sincerely,

J. Christopher Flowers

Acknowledged and Agreed:

Jon Corzine